UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022 (November 16, 2022)

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7450 McCormick Blvd., Skokie, Illinois	60076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 17, 2022, Pegasus Holdings III, LLC, a Delaware limited liability company (“Parent”), completed the previously announced acquisition of Tenneco Inc., a Delaware corporation (“Tenneco” or the “Company”), pursuant to the Agreement and Plan of Merger, dated as of February 22, 2022 (the “Merger Agreement”), by and among Tenneco, Parent and Pegasus Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), and upon the terms and subject to the conditions set forth therein, Merger Sub was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Agreements

On November 17, 2022, Parent, the Company and Merger Sub, as initial borrower, entered into that certain First Lien Credit Agreement with Citibank, N.A., as administrative agent and collateral agent, the lenders from time to time party thereto and the other parties from time to time party thereto (the “First Lien Credit Agreement”), which provides for (i) a senior secured term A loan facility in an aggregate principal amount equal to $1.30 billion, (ii) a senior secured term B loan facility in an aggregate principal amount equal to $1.40 billion and (iii) a senior secured revolving credit facility in an aggregate principal amount equal to $0.60 billion. On November 17, 2022, the Company and Merger Sub, as initial borrower, also entered into (a) that certain Senior Secured Interim Credit Agreement with Bank of America, N.A., as administrative agent, the lenders from time to time party thereto and the other parties from time to time party thereto (the “Secured Bridge Credit Agreement”), which provides for a senior secured bridge term facility in an aggregate principal amount equal to approximately $1.75 billion and (b) that certain Senior Unsecured Interim Credit Agreement with Bank of America, N.A., as administrative agent, the lenders from time to time party thereto and the other parties from time to time party thereto (the “Unsecured Bridge Credit Agreement” and, together with the First Lien Credit Agreement and the Secured Bridge Credit Agreement, collectively, the “Credit Agreements”), which provides for a senior unsecured bridge term facility in an aggregate principal amount equal to approximately $1.00 billion. Parent and certain of the Company’s subsidiaries are guarantors under the First Lien Credit Agreement. Certain of the Company’s subsidiaries are guarantors under the Secured Bridge Credit Agreement and the Unsecured Bridge Credit Agreement. The obligations under the First Lien Credit Agreement and the Secured Bridge Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and guarantors (subject to certain exclusions and exceptions). The Credit Agreements include representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02	Termination of a Material Definitive Agreement.

Repayment and Termination of Existing Credit Agreement

On November 17, 2022, in connection with the Merger, the Company terminated and repaid in full all outstanding obligations (approximately $3.5 billion in aggregate) due under that certain Credit Agreement, dated as of October 1, 2018, among the Company, as borrower, certain subsidiary borrowers party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Existing Credit Agreement”). In connection with the termination and repayment in full of all outstanding obligations under the Existing Credit Agreement, all related liens and security interests were terminated, discharged and released.

Redemption of all Outstanding Senior Unsecured Notes

On November 17, 2022, the Company redeemed in full all $225,000,000 aggregate principal amount of its outstanding 5.375% Senior Notes due 2024 (the “2024 Notes”) and all $500,000,000 aggregate principal amount of its outstanding 5.00% Senior Notes due 2026 (the “2026 Notes” and together with the 2024 Notes, the “Senior Unsecured Notes”). The redemption price for the 2024 Notes was 100.896% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, and totaled approximately $232.1 million. The redemption price for the 2026 Notes was 101.667% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, and totaled approximately $516.8 million.

Purchase and Cancellation of Senior Secured Notes Tendered in Tender Offer

On November 17, 2022, Merger Sub completed its cash tender offer for the Company’s 5.125% Senior Secured Notes due 2029 (the “5.125% Notes”) and the Company’s 7.875% Senior Secured Notes due 2029 (the “7.875% Notes” and together with the 5.125% Notes, the “Senior Secured Notes”) by purchasing (i) $494,184,000 aggregate principal amount of 7.875% Notes tendered in the tender offer for a total purchase price of approximately $513.4 million and (ii) $796,297,000 aggregate principal amount of 5.125% Notes tendered in the tender offer for a total purchase price of approximately $809.2 million. The Senior Secured Notes purchased in the tender offer represented 98.8% of the outstanding 7.875% Notes and 99.5% of the outstanding 5.125% Notes. The repurchased Senior Secured Notes were delivered to the trustee for cancellation.

Call for Redemption and Discharge of Remaining Senior Secured Notes

Following the cancellation of the Senior Secured Notes tendered in the tender offer, on November 17, 2022, the Company issued irrevocable and unconditional notices of redemption for all of the remaining outstanding Senior Secured Notes with a redemption date of November 27, 2022. On November 17, 2022, the Company also deposited with the trustee for the Senior Secured Notes funds in trust sufficient to pay in full the principal, redemption premium, and accrued and unpaid interest on the Senior Secured Notes due and payable on the redemption date, and thereby satisfied and discharged all obligations under the Senior Secured Notes and the related indentures in accordance with the terms thereof.

The remaining 5.125% Notes will be redeemed at a redemption price of 101.25% of the principal amount thereof, together with accrued and unpaid interest thereon from October 15, 2022 (the most recent interest payment date) up to, but not including, the redemption date for a total redemption price of $1,018.479167 per $1,000 principal amount of the 5.125% Notes.

The remaining 7.875% Notes will be redeemed at a redemption price of 101.25% of the principal amount thereof, together with accrued and unpaid interest thereon from July 15, 2022 (the most recent interest payment date) up to, but not including, the redemption date for a total redemption price of $1,041.375000 per $1,000 principal amount of the 7.875% Notes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, and as a result of the Merger:

•

each share of Class A voting common stock, par value $0.01 per share, of the Company, that was issued and outstanding immediately prior to the Effective Time (the “Shares”), other than shares to be cancelled pursuant to Section 2.1(b) of the Merger Agreement and Dissenting Shares (as defined in the Merger Agreement), was converted into the right to receive $20.00 in cash, without interest (the “Merger Consideration”);

•

each outstanding award of Company cash-settled performance share units (each, a “Cash-Settled PSU”), whether vested or unvested, became fully vested and was cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of Shares or Share equivalents underlying such award of Cash-Settled PSUs (based on all applicable performance criteria being achieved at target performance), multiplied by (y) the Merger Consideration.

•

each outstanding award of Company cash-settled restricted stock units (each, a “Cash-Settled RSU”), whether vested or unvested, became fully vested and was cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of Shares underlying such award of Cash-Settled RSUs, multiplied by (y) the Merger Consideration.

•

each outstanding award of Share-settled Company restricted stock units (each, a “Share-Settled RSU”) that at such time was subject solely to service-based vesting conditions became fully vested and was cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the total number of Shares underlying such award of Share-Settled RSUs, multiplied by (y) the Merger Consideration.

•

each outstanding award of Company share-settled performance share units (each, a “Share-Settled PSU”) that at such time was subject to performance-based vesting conditions became vested as to the number of Shares subject to such award that would vest at the target level, and, after giving effect to such vesting, was cancelled in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the number of vested Shares underlying such award of Share Settled PSUs, multiplied by (y) the Merger Consideration.

•

each Share held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of Merger Sub), in each case, immediately prior to the Effective Time, was automatically canceled and ceased to exist, and no consideration or payment was delivered in exchange therefor or in respect thereof.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Tenneco’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 23, 2022, the terms of which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date (as defined in the Merger Agreement), in connection with the consummation of the Merger, Tenneco notified the New York Stock Exchange (the “NYSE”) that the Merger had been consummated and requested that the trading of Shares on the NYSE be suspended on the same day and that the listing of Shares on the NYSE be withdrawn on that day. In addition, Tenneco requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of its Shares from the NYSE and to deregister its Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Tenneco intends to file with the SEC a Form 15 requesting the termination of registration of the Company Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change of control of Tenneco occurred and Tenneco became a direct, wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On November 16, 2022, the board of directors of Tenneco approved an amendment to the Company’s Change in Control Severance Benefit Plan for Key Executives, (the “CIC Severance Plan Amendment”) effective as of November 16, 2022. This amendment provides each participant whose employment terminates under circumstances giving rise to severance payments under the severance plan with a lump sum cash payment equal to the employer portion of the participant’s applicable welfare benefit insurance premium(s) (plus income taxes) otherwise payable over the number of months that the participant otherwise would have received coverage under the applicable Tenneco welfare benefit plans, but for this amendment.

The foregoing summary of the CIC Severance Plan Amendment is not complete and is qualified in its entirety by reference to the full text of the CIC Severance Plan Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

At the Effective Time, pursuant to the terms of the Merger Agreement, each of Dennis J. Letham, Brian J. Kesseler, Roy V. Armes, Thomas C. Freyman, Denise Gray, Michelle A. Kumbier, James S. Metcalf, Alexsandra A. Miziolek, Charles K. Stevens III and John Stroup, each a director of Tenneco as of immediately prior to the Effective Time, ceased to be a director of Tenneco, as the surviving entity of the Merger. At the Effective Time, pursuant to the terms of the Merger Agreement, Michael A. Reiss and Shahid Bosan became directors of Tenneco, as the surviving entity of the Merger.

At the Effective Time, each of Brian J. Kesseler, Matti Masanovich, Thomas J. Sabatino, Jr., Kaled Awada and Scott Usitalo, who were officers of Tenneco immediately prior to the Effective Time, resigned as officers of Tenneco, as the surviving entity of the Merger. .

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger, on the Closing Date, Tenneco filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. At the Effective Time, Tenneco’s certificate of incorporation was amended and restated in its entirety to be the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (subject to the changes required by Section 5.9 of the Merger Agreement). In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, the board of directors of Tenneco, as the surviving entity, adopted the by-laws of Merger Sub (subject to the changes required by Section 5.9 of the Merger Agreement) as the amended and restated bylaws of Tenneco. Copies of Tenneco’s amended and restated certificate of incorporation and by-laws are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events.

On November 17, the Company and Parent announced that they had consummated the Merger pursuant to the terms and conditions set forth in the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2022, by and among Tenneco Inc., a Delaware corporation, Pegasus Holdings III, LLC, a Delaware limited liability company, and Pegasus Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 23, 2022).

3.1	First Amendment to the Tenneco Inc. Change in Control Severance Benefit Plan for Key Executives, dated as of November 16, 2022.

4.1	Amended and Restated Certificate of Incorporation of Tenneco Inc.

4.2	Amended and Restated Bylaws of Tenneco Inc.

99.1	Press release announcing the consummation of the Merger, issued by the Parent on November 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: November 17, 2022	By:	/s/ Edward Yocum
Edward Yocum
Executive Vice President and General Counsel